Exhibit 99.1

FDA Grants Organicell Expanded Access

to Treat COVID-19 Patients with Zofin™

Miami, FL (September 29, 2020) - Organicell Regenerative Medicine, Inc. (OTCBB: BPSR), a clinical-stage biopharmaceutical company dedicated to the development of regenerative therapies, announced that the U.S. Food and Drug Administration (FDA) granted expanded access for an intermediate size population allowing its proprietary therapeutic, Zofin for the treatment of COVID-19.

This expanded access protocol will provide access to the investigational product Zofin for patients in outpatient and inpatient facilities infected with SARS-CoV-2 who have mild to moderate COVID-19, or who are judged by a healthcare provider to be at high risk of progression to moderate disease. Aside from Convalescent Plasma, Zofin, is the first reported acellular therapy which can be accessed under FDA’s approved expanded access program. Zofin is manufactured to retain naturally occurring microRNAs, without the addition of any other substance or diluent.

This recent FDA approval follows the treatment of six outpatients treated under emergency INDs, who have reported significant improvement after being treated with Zofin. Organicell is currently in the process of enrolling moderate to severe COVID-19 patients for a Phase I/II placebo controlled clinical trial (NCT04384445) to evaluate the safety and potential efficacy of Zofin.

“Treating patients in an outpatient setting may be critical in helping to prevent the progression of the disease and further hospitalization which could lessen the impact on hospitals, thereby reducing medical costs,” said Albert Mitrani, Chief Executive Officer of Organicell.

About Organicell Regenerative Medicine, Inc.:

Organicell Regenerative Medicine, Inc. is a clinical-stage biopharmaceutical company that harnesses the power of nanoparticles to develop innovative biological therapeutics for the treatment of degenerative diseases. The company’s proprietary products are derived from perinatal sources and manufactured to retain the naturally occurring microRNAs, without the addition or combination of any other substance or diluent. Based in South Florida, the company was founded in 2008 by Albert Mitrani, Chief Executive Officer and Dr. Maria Ines Mitrani, Chief Science Officer. To learn more, please visit https://organicell.com/.

About Zofin™:

Zofin is an acellular biologic therapeutic derived from perinatal sources and is manufactured to retain naturally occurring microRNAs, without the addition or combination of any other substance or diluent. This product contains over 300 growth factors, cytokines, and chemokines as well as other extracellular vesicles/nanoparticles derived from perinatal tissues. Zofin is currently being tested in a phase I/II randomized, double blinded, placebo trial to evaluate the safety and potential efficacy of intravenous infusion of Zofin for the treatment of moderate to SARS related to COVID-19 infection vs placebo.

Forward-Looking Statements

Certain of the statements contained in this press release should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the use of forward-looking terminology such as “will,” “believes,” “expects,” “potential” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. We remind you that actual results could vary dramatically as a result of known and unknown risks and uncertainties, including but not limited to: potential issues related to our financial condition, competition, the ability to retain key personnel, product safety, efficacy and acceptance, the commercial success of any new products or technologies, success of clinical programs, ability to retain key customers, our inability to expand sales and distribution channels, legislation or regulations affecting our operations including product pricing, reimbursement or access, the ability to protect our patents and other intellectual property both domestically and internationally and other known and unknown risks and uncertainties, including the risk factors discussed in the Company's periodic reports that are filed with the SEC and available on the SEC's website (http://www.sec.gov). You are cautioned not to place undue reliance on these forward-looking statements All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Specific information included in this press release may change over time and may or may not be accurate after the date of the release. Organicell has no intention and specifically disclaims any duty to update the information in this press release.

Media Contact:

Jeffrey Freedman

RooneyPartners

646-432-0191

jfreedman@rooneyco.com